John Hancock Life Insurance Company                                John Hancock
Law Sector                                                   Financial Services

John Hancock Place                     .
P.O. Box 111
Boston, Massachusetts
02117-0111
(617) 572-8050
                                       .
Ronald J. Bocage                       .
Vice President & Counsel



                                                                   EXHIBIT 27(N)


April 29, 2004


U.S. Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.   20549

Re:      John Hancock Variable Life Account U File Nos. 811-3068 and 333-50312

Commissioners:

  This opinion is being furnished with respect to the filing of Post-Effective No. 4 under the Securities Act of 1933 (Post-Effective Amendment No. 26 under the Investment Company Act of 1940) on the Form N-6 Registration Statement of John Hancock Variable Life Account U as required by Rule 485 under the 1933 Act.

  I have acted as counsel to Registrant for the purpose of preparing this Post-Effective Amendment which is being filed pursuant to paragraph (b) of Rule 485 and hereby represent to the Commission that in our opinion this Post-Effective Amendment does not contain disclosures which would render it ineligible to become effective pursuant to paragraph (b).

  I hereby consent to the filing of this opinion with and as a part of this Post-Effective Amendment to Registrant's Registration Statement with the Commission.



Very truly yours,

/s/ Ronald J. Bocage
-----------------------------
Ronald J. Bocage
Counsel